SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     ____________________________________

                                  FORM 8-K


                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 1998 (July 30, 1998)

                          CAI WIRELESS SYSTEMS, INC.


            (Exact Name of Registrant as Specified in its Charter)



     Connecticut                       0-22888                         06-1324691
   (State or other                (Commission File                    (IRS Employer
   jurisdiction of                     Number)                     Identification No.)
   incorporation)




            18 CORPORATE WOODS BLVD., THIRD FLOOR, ALBANY, NY 12211
            (Address of principal executive offices)    (Zip Code)


      Registrant's telephone number, including area code  (518) 462-2632





         (Former name or former address, if changed since last report)

Item 3. BANKRUPTCY OR RECEIVERSHIP

        On July 30, 1998, CAI Wireless Systems, Inc., a Connecticut corporation ("CAI") and its wholly-owned subsidiary, Philadelphia Choice Television, Inc., a Delaware corporation ("PCT"), filed voluntary petitions for relief under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware, Wilmington, Delaware 19801 (the "Court"). The Court agreed to consolidate the petitions and provide for the joint administration of their respective cases. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, CAI, as debtor and debtor-in-possession, will continue to manage and operate its assets and businesses in the ordinary course of business, pending the confirmation of the plan of reorganization and subject to the supervision and orders of the Court. No trustee, examiner or similar officer has been appointed by the Court. By operating as debtor-in- possession under Chapter 11 of the Bankruptcy Code, the existing directors and officers of CAI will continue to manage the operations of CAI, subject to the supervision and orders of the Court.

        On July 30, 1998, CAI entered into an Amended and Restated Note Purchase Agreement (the "DIP Facility Agreement") with Merrill Lynch Global Allocation Fund, Inc. (the "Purchaser"), pursuant to which, among other things, the Purchaser agreed to purchase CAI's 13% senior secured notes due January 29, 1999 (the "DIP Notes") in an aggregate principal amount of $60 million (the "DIP Facility"). Of the $60 million provided to CAI under the DIP Facility, $49,105,893.58 represented the outstanding principal, interest and fees due to the Purchaser pursuant to that certain Note Purchase Agreement dated as of November 24, 1997 (the "Existing Note Purchase Agreement") among CAI, certain of its subsidiaries and the Purchaser. All such amounts outstanding under the Existing Note Purchase Agreement were converted into DIP Notes as if there had been a purchase under the DIP Facility Agreement in the amount of $49,105,893.58. The remaining amount, $10,894,106.42, was made available to CAI for its use during the Chapter 11 case, in accordance with the terms of an approved budget.

        The Court approved the DIP Facility on an interim basis on July 30, 1998. A final hearing on the DIP Facility is scheduled for August 25, 1998.

        The foregoing summary of the DIP Facility Agreement is qualified in its entirety by reference to the full text of the DIP Facility Agreement, a copy of which is filed as an Exhibit to this Current Report on Form 8-K.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     C.  Exhibits

       4.1 Amended and Restated Note Purchase Agreement dated as of July 30, 1998 between Registrant and Merrill Lynch Global Allocation Fund, Inc.

      99.1 Interim Order Authorizing Postpetition Financing

      99.2 Press Release dated July 30, 1998

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CAI WIRELESS SYSTEMS, INC.



                                 By:  /S/JAMES P. ASHMAN
                                      James P. Ashman
                                      Executive Vice President and CFO

Date:  August 3, 1998